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          EXHIBIT 21 TO ANNUAL REPORT ON FORM 10-K FOR FRONTSTEP, INC.

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                     EXHIBIT 21

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
   SUBSIDIARY NAME                                                         JURISDICTION OF          PERCENTAGE OF SECURITIES
                                                                           ORGANIZATION             HELD DIRECTLY/INDIRECTLY
                                                                                                    BY REGISTRANT
   ----------------------------------------------------------------------- ------------------------ --------------------------
   Symix Computer Systems (Mexico) S. De R.L. de C.V.                      Mexico                   100%
   Frontstep (Canada) Inc.                                                 Ontario, Canada          100%
   Frontstep (Malaysia) Sdn Bhd (formerly Symix Computer Systems           Malaysia                 87%
   (Malaysia) Sdn Bhd).
   Frontstep (Singapore) Pte Ltd. (formerly Symix Computer Systems         Singapore                87%
   (Singapore) Pte Ltd.).
   Frontstep Pty Ltd.  (formerly Symix Computer Systems (Australia) Pty    Australia                87%
   Ltd).
   Frontstep (Hong Kong) Limited (formerly Symix Computer Systems (Hong    Hong Kong                87%
   Kong) Limited).
   Frontstep (Thailand) Ltd.                                               Thailand                 99%
   Frontstep Limited (formerly Symix New Zealand, Limited).                New Zealand              87%
   Frontstep B.V.                                                          Netherlands              100%
   Symix (U.K.) Limited.                                                   United Kingdom           100%
   Frontstep GmbH.                                                         Germany                  100%
   Symix Italia S.r.l.                                                     Italy                    100%
   Symix France, SA                                                        France                   99%
   Frontstep (UK) Ltd.                                                     United Kingdom           100%
   Frontstep (Europe) Limited                                              United Kingdom           100%
   Symix Japan Ltd.                                                        Japan                    85%
   Symix Computer Systems (Shanghai) Co. Ltd.                              Shanghai, China
   Symix Computer Systems Delaware, Inc.                                   Delaware                 100%
   Frontstep distribution.com, inc.                                        Ohio                     100%
   Frontstep Solutions Group, Inc.                                         Ohio                     100%
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